CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of Excalibur Technologies Corporation of our report dated April 15, 1994, relating to the financial statements of ConQuest Software, Inc. as of and for the year ended December 31, 1993, which appears in the Current Report on Form 8-K of Excalibur Technologies Corporation dated November 9, 1995. We also consent to the reference to us under the heading "Experts" in such Prospectus.


PRICE WATERHOUSE LLP

Falls Church, Virginia
March 6, 1996


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